Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Third Quarter 2024 Financial Results

AUSTIN, Texas (November 6, 2024)—Q2 Holdings, Inc. (NYSE: QTWO), a leading provider of digital transformation solutions for financial services, today announced results for its third quarter ending September 30, 2024.

GAAP Results for the Third Quarter 2024

•Revenue for the third quarter of $175.0 million, up 13 percent year-over-year and up 1 percent from the second quarter of 2024.

•GAAP gross margin for the third quarter of 50.9 percent, up from 47.8 percent in the prior-year quarter and 50.2 percent in the second quarter of 2024.

•GAAP net loss for the third quarter of $11.8 million compared to GAAP net loss of $23.2 million for the prior-year quarter and GAAP net loss of $13.1 million for the second quarter of 2024.

Non-GAAP Results for the Third Quarter 2024

•Non-GAAP revenue for the third quarter of $175.0 million, up 13 percent year-over-year and up 1 percent from the second quarter of 2024.

•Non-GAAP gross margin for the third quarter of 56.0 percent, up from 53.9 percent for the prior-year quarter and 55.7 percent from the second quarter of 2024.

•Adjusted EBITDA for the third quarter of $32.6 million, up from $19.7 million for the prior-year quarter and $29.9 million from the second quarter of 2024.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We achieved solid bookings success across our business lines in the third quarter, highlighted by six Enterprise and Tier 1 deals, including three with Top 50 U.S. banks,” said Q2 Chairman and CEO Matt Flake. “Additionally, our strong financial performance enabled us to reach our total revenue Rule of 30 target during the quarter. We believe these results and our continued success in winning and expanding our relationships with financial institutions of all sizes reflects our position as a leader in the market.”

Third Quarter Highlights

Six Enterprise & Tier 1 Contracts Demonstrate Continued Broad-Based Sales Success

•Signed two Enterprise & one Tier 1 digital banking contracts, including:
◦Two new banks, one for Q2’s retail solutions, and the other to utilize its retail, SMB and commercial solutions.
◦One expansion with an Enterprise Bank, adding commercial solutions.

•Signed two Enterprise & one Tier 1 relationship pricing contracts, including:
◦Two new banks, highlighted by a top 50 US bank.
◦One expansion with an Enterprise Bank, adding treasury pricing solutions.

•Signed a new contract with Envisant, to utilize our Q2 Fabric offering, which combines Helix's embedded finance platform with Q2's digital banking capabilities.

•Subscription Annualized Recurring Revenue increased to $654.6 million, up 20 percent year-over-year.

•Remaining Performance Obligations total, or Backlog, increased by $78 million sequentially and a record $467 million year-over-year, resulting in a total committed Backlog of over $2.0 billion at quarter-end, representing 4 percent sequential growth and 30 percent year-over-year growth.

Q2's Comprehensive Solutions Continue to Drive Robust Bookings

Q2 delivered broad-based bookings activity in the quarter across digital banking and relationship pricing with both new and existing customers. The third quarter was the strongest cross-sale bookings quarter so far in 2024, with nearly 50% of incremental annual recurring revenue (ARR) bookings coming from existing customers.

The versatility of Q2's digital banking platform continued to be a differentiator in the quarter, as the three Enterprise & Tier 1 wins included two Top 50 banks as well as a new Tier 1 bank, formed through an acquisition. The largest digital banking win was with a Tier 2 bank which adopted the entire platform of retail, SMB and commercial solutions, further diversifying the bookings strength in the third quarter.

Relationship pricing saw meaningful bookings in the quarter, highlighted by three Enterprise & Tier 1 wins, including two top 50 banks, and the largest overall ARR deal in the quarter, which was also the fifth largest relationship pricing deal in company history.

Helix bookings activity included a significant renewal and expansion with one of its largest customers in the quarter, as well as a material net new Q2 Fabric win with Envisant, a credit union service organization.

“We are pleased with our third quarter results, which exceeded our guidance and achieved our total revenue Rule of 30 target set at the beginning of 2023," said Q2 Prospective CFO Jonathan Price. "Our subscription revenue now accounts for over 80% of our total revenue, reflecting the strength of our business model. We've made substantial progress in free cash flow generation, and as we look ahead, we remain focused on growing our higher-margin recurring revenue streams and improving operational efficiency.”

Financial Outlook

As of November 6, 2024, Q2 Holdings is providing guidance for its fourth quarter of 2024 and updated guidance for its full year 2024, which represents Q2 Holdings’ current estimates on Q2 Holdings’ operations and financial results. The financial information below represents forward-looking, non-GAAP financial information, including estimates of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, transaction-related costs, interest and other (income) expense, income taxes, lease and other restructuring charges, gain on extinguishment of debt and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the forward-looking adjusted EBITDA guidance to GAAP net loss. However, it is important to note that these excluded items could be material to Q2's results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for the fourth quarter of 2024 as follows:

•Total non-GAAP revenue of $178.1 million - $181.1 million, which would represent year-over-year growth of 10 to 12 percent.

•Adjusted EBITDA of $34.3 million - $36.3 million, representing 19 to 20 percent of non-GAAP revenue for the quarter.

Q2 Holdings is providing updated guidance for the full-year 2024 as follows:

•Total non-GAAP revenue of $691.5 million - $694.5 million, which would represent year-over-year growth of 11 percent.

•Adjusted EBITDA of $122.0 million - $124.0 million, representing 18 percent of non-GAAP revenue for the year.

Conference Call Details

Date:	Wednesday, November 6, 2024
Time:	5:00 p.m. EST
Hosts:	Matt Flake, Chairman & CEO / Jonathan Price, Prospective CFO / Kirk Coleman, President
Conference Call Registration:	https://registrations.events/direct/Q4I6081012
Webcast Registration:	https://events.q4inc.com/attendee/265196731

All participants must register using the above links (either the webcast or conference call). A webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. In addition, a live conference call dial-in will be available upon registration. Participants should dial in at least 10 minutes before the start of the conference call. An archived replay of the webcast will be available on this website for a limited time after the call. Q2 has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Q2 Holdings, Inc.

Q2 is a leading provider of digital transformation solutions for financial services, serving banks, credit unions, alternative finance companies, and fintechs in the U.S. and internationally. Q2 enables its financial institution and fintech customers to provide comprehensive, data-driven digital engagement solutions for consumers, small businesses and corporate clients. Headquartered in Austin, Texas, Q2 has offices worldwide and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com. Follow us on LinkedIn and X to stay up to date.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; adjusted EBITDA margin; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); and free cash flow. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, transaction-related costs, lease and other restructuring charges, gain on extinguishment of debt and the impact to deferred revenue from purchase accounting. In the case of adjusted EBITDA margin, Q2 calculates adjusted EBITDA margin by dividing adjusted EBITDA by non-GAAP revenue. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, transaction-related costs, lease and other restructuring charges and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP operating expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense, and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), Q2 adjusts operating income (loss), for stock-based compensation, transaction-related costs, amortization of acquired technology, amortization of acquired intangibles, lease and other restructuring charges, and the impact to deferred revenue from purchase accounting. In the case of free cash flow, Q2 adjusts net cash provided by (used in) operating activities for purchases of property and equipment and capitalized software development costs.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about: our position as a leader in the market; our continued success in winning and expanding our relationships with financial institutions of all sizes; our ability to continue to drive robust bookings; the versatility of our digital banking platform and its ability to continue to differentiate us in the market; the strength, sophistication of and continued momentum selling our relationship pricing platform; continued focus by financial institutions on relationship profitability; the ability of Q2 Fabric to allow customers to pursue their own unique growth objectives; the strength of our business model and execution; our positioning for continued growth; our continued focus on growing our high-margin recurring revenue streams and improving operational efficiency; our ability to drive sustainable, profitable growth and driving shareholder value; our ability to execute against our three-year target framework; and our quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon our historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) global economic uncertainties and challenges or changes in the financial services industry and credit markets, including as a result of recent bank failures, mergers and acquisitions within the banking sector, inflation, higher and shifting interest rates and any potential financial regulations and their potential impacts on our prospects' and customers' operations, the timing of prospect and customer implementations and purchasing decisions, our business sales cycles and on account holder or end user, or End User, usage of our solutions; (b) the risk of increased or new competition in our existing markets and as we enter new markets or new segments of existing markets, or as we offer new solutions; (c) the risks associated with the development of our solutions, including artificial intelligence, or AI, based solutions, and changes to the market for our solutions compared to our expectations; (d) quarterly fluctuations in our operating results relative to our expectations and guidance and the accuracy of our forecasts; (e) the risks and increased costs associated with managing growth and global operations, including hiring, training, retaining and motivating employees to support such growth, particularly in light of recent macroeconomic challenges, including increased competition for talent, employee turnover, labor shortages and wage inflation; (f) the risks associated with our transactional business which are typically driven by End User behavior and can be influenced by external drivers outside of our control; (g) the risks associated with effectively managing our business and cost structure in an uncertain economic environment, including as a result of challenges in the financial services industry and the effects of seasonality and unexpected trends; (h) the risks associated with geopolitical uncertainties, including the heightened risk of state-sponsored cyberattacks or cyber fraud on financial services and other critical infrastructure, and political uncertainty or discord, including related to the 2024 U.S. presidential election; (i) the risks associated with accurately forecasting and managing the impacts of any economic downturn or challenges in the financial services industry on our customers and their End Users, including in particular the impacts of any downturn on financial technology companies, or FinTechs, or alternative finance companies, or Alt-FIs, and our arrangements with them, which represent a newer market opportunity for us, a more complex revenue model for us and which may be more vulnerable to an economic downturn than our financial institution customers; (j) the challenges and costs associated with selling, implementing and supporting our solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of our solutions and the impact that the timing of bookings may have on our revenue and financial performance in a period; (k) the risk that errors, interruptions or delays in our solutions or Web hosting negatively impacts our business and sales; (l) the risks associated with cyberattacks, financial transaction fraud, data and privacy breaches and breaches of security measures within our products, systems and infrastructure or the products, systems and infrastructure of third parties upon which we rely and the resultant costs and liabilities and harm to our business and reputation and our ability to sell our solutions; (m) the difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using AI with the technical and regulatory specifications and functionality required by our customers and relevant governmental authorities; (n) risks associated with operating within and selling into a regulated industry, including risks related to evolving regulation of

AI and machine learning, the receipt, collection, storage, processing and transfer of data and increased regulatory scrutiny in financial technology and related services, including specifically on banking-as-a-service, or BaaS, services; (o) the risks associated with our sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of our sales cycle; (p) the risks inherent in third-party technology and implementation partnerships that could cause harm to our business; (q) the risk that we will not be able to maintain historical contract terms such as pricing and duration; (r) the general risks associated with the complexity of our customer arrangements and our solutions; (s) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (t) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (u) the risks associated with further consolidation in the financial services industry; (v) the risks associated with selling our solutions internationally and with the continued expansion of our international operations; and (w) the risk that our debt repayment obligations may adversely affect our financial condition and that we may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$320,294	$229,655
Restricted cash	1,854	3,977
Investments	87,558	94,353
Accounts receivable, net	57,924	42,899
Contract assets, current portion, net	7,228	9,193
Prepaid expenses and other current assets	17,559	11,625
Deferred solution and other costs, current portion	24,256	27,521
Deferred implementation costs, current portion	9,666	8,741
Total current assets	526,339	427,964
Property and equipment, net	34,248	41,178
Right of use assets	31,055	35,453
Deferred solution and other costs, net of current portion	28,798	26,090
Deferred implementation costs, net of current portion	24,795	21,480
Intangible assets, net	101,147	121,572
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	10,072	12,210
Other long-term assets	3,492	2,609
Total assets	$1,272,815	$1,201,425

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$58,753	$62,404
Deferred revenues, current portion	141,267	118,723
Lease liabilities, current portion	10,784	10,436
Total current liabilities	210,804	191,563
Convertible notes, net of current portion	491,951	490,464
Deferred revenues, net of current portion	25,324	17,350
Lease liabilities, net of current portion	39,357	45,588
Other long-term liabilities	10,262	7,981
Total liabilities	777,698	752,946

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,160,098	1,075,278
Accumulated other comprehensive loss	(593)	(1,111)
Accumulated deficit	(664,394)	(625,694)
Total stockholders' equity	495,117	448,479
Total liabilities and stockholders' equity	$1,272,815	$1,201,425

Q2 Holdings, Inc.
Condensed Consolidated Statements Of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues (1)	$175,021	$154,967	$513,419	$462,506
Cost of revenues (2)	85,962	80,834	255,281	241,248
Gross profit	89,059	74,133	258,138	221,258

Operating expenses:
Sales and marketing	25,558	26,123	78,736	82,968
Research and development	36,901	34,542	107,522	103,063
General and administrative	31,495	28,084	92,954	79,903
Transaction-related costs	—	3	—	24
Amortization of acquired intangibles	4,776	5,250	14,392	15,764
Lease and other restructuring charges	3,129	3,303	5,222	7,576
Total operating expenses	101,859	97,305	298,826	289,298
Loss from operations	(12,800)	(23,172)	(40,688)	(68,040)
Total other income, net (3)	3,263	1,011	7,892	22,238
Loss before income taxes	(9,537)	(22,161)	(32,796)	(45,802)
Provision for income taxes	(2,260)	(1,006)	(5,904)	(1,503)
Net loss	$(11,797)	$(23,167)	$(38,700)	$(47,305)
Other comprehensive income (loss):
Unrealized gain on available-for-sale investments	383	423	560	1,285
Foreign currency translation adjustment	230	(470)	(42)	(307)
Comprehensive loss	$(11,184)	$(23,214)	$(38,182)	$(46,327)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.20)	$(0.40)	$(0.65)	$(0.81)
Weighted average common shares outstanding, basic and diluted	60,310	58,492	59,974	58,223

(1) Includes deferred revenue reduction from purchase accounting of zero and $0.1 million for the three months ended September 30, 2024 and 2023, respectively, and zero and $0.3 million for the nine months ended September 30, 2024 and 2023, respectively.
(2) Includes amortization of acquired technology of $5.5 million and $5.9 million for the three months ended September 30, 2024 and 2023, respectively, and $16.5 million and $17.6 million for the nine months ended September 30, 2024 and 2023, respectively.
(3) Includes a gain of $19.9 million related to the early extinguishment of a portion of our 2026 Notes and 2025 Notes for the nine months ended September 30, 2023.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(38,700)	$(47,305)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	19,851	19,184
Depreciation and amortization	52,819	53,764
Amortization of debt issuance costs	1,517	1,608
Amortization of premiums and discounts on investments	(852)	(2,791)
Stock-based compensation expense	69,456	59,819
Deferred income taxes	2,074	(120)
Gain on extinguishment of debt	—	(19,312)
Other non-cash items	1,231	4,186
Changes in operating assets and liabilities:	(14,680)	(35,318)
Net cash provided by operating activities	92,716	33,715
Cash flows from investing activities:
Net maturities of investments	8,208	102,559
Purchases of property and equipment	(5,253)	(4,568)
Capitalized software development costs	(17,589)	(19,322)
Net cash provided by (used in) investing activities	(14,634)	78,669
Cash flows from financing activities:
Payment for maturity of 2023 convertible notes	—	(10,908)
Payment for repurchases of convertible notes	—	(149,640)
Proceeds from capped calls related to convertible notes	—	139
Debt issuance costs related to revolving credit agreement	(942)	—
Proceeds from the exercise of stock options and ESPP	11,448	4,322
Net cash provided by (used in) financing activities	10,506	(156,087)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(72)	(137)
Net increase (decrease) in cash, cash equivalents and restricted cash	88,516	(43,840)
Cash, cash equivalents and restricted cash, beginning of period	233,632	201,902
Cash, cash equivalents and restricted cash, end of period	$322,148	$158,062

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP revenue	$175,021	$154,967	$513,419	$462,506
Deferred revenue reduction from purchase accounting	—	76	—	275
Non-GAAP revenue	$175,021	$155,043	$513,419	$462,781

GAAP gross profit	$89,059	$74,133	$258,138	$221,258
Stock-based compensation	3,010	3,373	9,575	10,323
Amortization of acquired technology	5,504	5,885	16,512	17,648
Lease and other restructuring charges	391	132	986	561
Deferred revenue reduction from purchase accounting	—	76	—	275
Non-GAAP gross profit	$97,964	$83,599	$285,211	$250,065

Non-GAAP gross margin:
Non-GAAP gross profit	$97,964	$83,599	$285,211	$250,065
Non-GAAP revenue	175,021	155,043	513,419	462,781
Non-GAAP gross margin	56.0%	53.9%	55.6%	54.0%

GAAP sales and marketing expense	$25,558	$26,123	$78,736	$82,968
Stock-based compensation	(4,443)	(4,050)	(12,783)	(13,133)
Non-GAAP sales and marketing expense	$21,115	$22,073	$65,953	$69,835

GAAP research and development expense	$36,901	$34,542	$107,522	$103,063
Stock-based compensation	(4,735)	(3,908)	(13,203)	(11,691)
Non-GAAP research and development expense	$32,166	$30,634	$94,319	$91,372

GAAP general and administrative expense	$31,495	$28,084	$92,954	$79,903
Stock-based compensation	(12,136)	(9,778)	(33,895)	(24,672)
Non-GAAP general and administrative expense	$19,359	$18,306	$59,059	$55,231

GAAP operating loss	$(12,800)	$(23,172)	$(40,688)	$(68,040)
Deferred revenue reduction from purchase accounting	—	76	—	275
Stock-based compensation	24,324	21,109	69,456	59,819
Transaction-related costs	—	3	—	24
Amortization of acquired technology	5,504	5,885	16,512	17,648
Amortization of acquired intangibles	4,776	5,250	14,392	15,764
Lease and other restructuring charges	3,520	3,435	6,208	8,137
Non-GAAP operating income	$25,324	$12,586	$65,880	$33,627

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(11,797)	$(23,167)	$(38,700)	$(47,305)
Deferred revenue reduction from purchase accounting	—	76	—	275
Stock-based compensation	24,324	21,109	69,456	59,819
Transaction-related costs	—	3	—	24
Depreciation and amortization	17,651	18,286	52,819	53,764
Lease and other restructuring charges	3,520	3,435	6,208	8,137
Provision for income taxes	2,260	1,006	5,904	1,503
Gain on extinguishment of debt	—	—	—	(19,869)
Interest and other (income) expense, net	(3,348)	(1,091)	(7,973)	(2,593)
Adjusted EBITDA	$32,610	$19,657	$87,714	$53,755

Adjusted EBITDA margin	18.6%	12.7%	17.1%	11.6%

Q2 Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Net cash provided by operating activities	$92,716	$33,715
Purchases of property and equipment	(5,253)	(4,568)
Capitalized software development costs	(17,589)	(19,322)
Free cash flow	$69,874	$9,825

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Outlook
(in thousands)
(unaudited)

	Q4 2024 Outlook		Full Year 2024 Outlook
	Low	High	Low	High

GAAP revenue	$178,100	$181,100	$691,500	$694,500
Deferred revenue reduction from purchase accounting	—	—	—	—
Non-GAAP revenue	$178,100	$181,100	$691,500	$694,500

MEDIA CONTACT:	INVESTOR CONTACT:
Jean Kondo	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-510-823-4728	O: +1-512-682-4463
jean.kondo@Q2.com	josh.yankovich@Q2.com